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                                                               Other Exhibit (a)

                             THE BEAR STEARNS FUNDS

                            Secretary's Certificate


         The undersigned, Stephen A. Bornstein, Secretary of The Bear Stearns Funds (the "Trust"), hereby certifies that set forth below is a copy of the resolution adopted by the Trust's Board authorizing the signing of the Trust's Registration Statement and all amendments and supplements thereto on behalf of the proper officers of the Trust pursuant to a power of attorney.

              RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Robert S. Reitzes, Stephen A. Bornstein, Frank J. Maresca and Vincent L. Pereira as the attorney-in-fact for the proper officers of the Trust, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he is acting as attorney-in-fact, might or could do in person.

         IN WITNESS WHEREOF, I have hereunto signed my name on April 17, 1995.


                                 /s/ Stephen A. Bornstein
                             -------------------------------
                             Stephen A. Bornstein, Secretary